UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2009

RBS GLOBAL, INC.	REXNORD LLC
(Exact name of Registrant as specified in its charter)	(formerly Rexnord Corporation)
(Exact name of Registrant as specified in its charter)

Delaware	Delaware
(State of Incorporation)	(State of Incorporation)

333-102428-08	033-25967-01
(Commission File Numbers)

01-0752045	04-3722228
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

4701 Greenfield Avenue Milwaukee, Wisconsin	53214
(Address of principal executive offices)	(Zip Code)

(414) 643-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers 5.02(e) Compensatory Arrangements of Certain Officers.

As previously announced by RBS Global, Inc. (“RBS Global”), the parent company of Rexnord LLC (“Rexnord”), Robert A. Hitt resigned as Chief Executive Officer of RBS Global and Rexnord, and resigned from the board of directors of each of RBS Global and Rexnord, effective September 11, 2009 (the “Separation Date”). On October 14, 2009, RBS Global, Rexnord and Rexnord Holdings, Inc., the indirect parent company of RBS Global (“Holdings”), entered into an Employment Separation and General Release Agreement with Mr. Hitt, effective as of September 11, 2009 (the “Separation Agreement”). The Separation Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Under his Separation Agreement, Mr. Hitt will provide consulting, transition and advisory services to Rexnord for 90 days following the Separation Date. Mr. Hitt will be entitled to receive a severance payment of $897,000, such payment to be made in 18 monthly installments commencing in October 2009. Mr. Hitt will also be entitled to continued participation in Rexnord’s group health benefit plans and in Rexnord’s Exec-U-Care plan at Rexnord’s expense for up to 18 months following the Separation Date, subject to earlier termination upon his eligibility for participation in substantially similar plans of a subsequent employer or entity. In addition, if his continued coverage in Rexnord’s health benefit plans terminates at the end of the 18-month period (other than as a result of Mr. Hitt becoming eligible to participate in substantially similar plans of a subsequent employer or entity), Rexnord will reimburse Mr. Hitt’s premiums to continue medical insurance coverage for an additional 18-month period, up to $50,000 in the aggregate. Rexnord will also reimburse Mr. Hitt’s costs of approved outplacement services for one year following his termination.

The Separation Agreement also provides that Holdings will not exercise its right to repurchase the 60,208 shares of Holdings’ common stock owned by Mr. Hitt. In addition, Holdings will pay Mr. Hitt a lump sum cash payment of $1,490,230.17 in consideration of the termination of the 115,791 vested stock options granted to Mr. Hitt under the RBS Global Stock Option Plan. All of the other outstanding stock options held by Mr. Hitt (both vested and unvested, totaling an aggregate of 311,175) terminated on the Separation Date without consideration.

The Separation Agreement also includes a release by Mr. Hitt of claims against Rexnord, RBS Global and Holdings and certain non-competition, non-solicitation and other restrictive covenants by Mr. Hitt in favor of Rexnord, RBS Global and Holdings.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	Employment Separation and General Release Agreement, dated as of September 11, 2009, by and between Robert A. Hitt, Rexnord, RBS Global and Holdings.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 19th day of October, 2009.

REXNORD LLC

By:	/s/ Patricia Whaley
Patricia Whaley
Vice President and General Counsel

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 19th day of October, 2009.

RBS GLOBAL, INC.

By:	/s/ Patricia Whaley
Patricia Whaley
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Separation and General Release Agreement, dated as of September 11, 2009, by and between Robert A. Hitt, Rexnord, RBS Global and Holdings.